Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-262492) of Noble Corporation of our reports dated February 17, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 17, 2022